As filed with the Securities and Exchange Commission on May 20, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CALIBERCOS INC.

(Exact name of registrant as specified in its charter)

Delaware	47-2426901
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8901 E. Mountain View Rd. Ste 150
Scottsdale AZ 85258
(Address of principal executive offices)

(480) 295-7600
(Registrant’s telephone number, including area code)

CaliberCos Inc. 2024 Equity Incentive Plan

(Full title of the plans)

John C. Loeffler, II Chairman and Chief Executive Officer 8901 E. Mountain View Rd. Ste. 150 Scottsdale AZ 85258 (480) 295-7600 (Name, address, and telephone number of agent for service)	Copy to: Thomas J. Poletti. Esq. Veronica Lah, Esq. Manatt, Phelps & Phillips LLP 695 Town Center Drive, 14th Floor Costa Mesa, CA 92626 Email: tpoletti@manatt.com Telephone: (714) 371-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

On January 30, 2026, stockholders of CaliberCos Inc. (the “Company” or the “Registrant”) approved an amendment (the “Plan Amendment”) to the Company’s 2024 Equity Incentive Plan (as amended, the “Plan”) to (a) increase the number of shares of the Company’s Class A Common Stock, $0.001 par value per share (the “Common Stock”) reserved for issuance pursuant to the Plan by an additional one million (1,000,000) shares; (b) incorporate provisions for annual increases under the Plan on the first day of each calendar year, beginning on January 1, 2027, and ending on January 1, 2034, equal to 15% of the total shares of the Company’s Common Stock outstanding on the last day of the immediately preceding calendar year.

Accordingly, this Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 1,000,000 shares of Common Stock.

These additional shares of Common Stock are additional securities of the same class as other securities for which a prior registration statement on Form S-8 (File Nos. 333-280638) filed on July 1, 2024 (the “Prior Registration Statement”)) has been filed with the Securities and Exchange Commission (the “Commission”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of the Prior Registration Statement are modified as set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the SEC:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 26, 2026.

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, filed with the Commission on May 14, 2026.

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on March 31, 2026, and April 14, 2026.

(d) The description of the Registrant’s securities, which is contained in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed on March 26, 2026, including any amendments or supplements thereto.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

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Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s registration statement on Form S-1 filed October 28, 2022)
5.1	Opinion of Manatt, Phelps & Phillips, LLP
23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)
23.2	Consent of Urish Popeck & Co., LLC
24.1	Powers of Attorney (included on signature page to this Registration Statement)
99.1	CaliberCos Inc. 2024 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement (Schedule 14A) filed with the Commission on May 16, 2024)
99.2	Amendment to the CaliberCos 2024 Equity Incentive Plan
107	Calculation of Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2026.

CALIBERCOS INC.

By:	/s/ John C. Loeffler, II
Name:	John C. Loeffler, II
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of CaliberCos Inc., do hereby constitute and appoint John C. Loeffler, II and Jade Leung, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Loeffler, II	Chairman and Chief Executive Officer	May 20, 2026
John C. Loeffler, II	(Principal Executive Officer)

/s/ Jade Leung	Chief Financial Officer	May 20, 2026
Jade Leung	(Principal Accounting Officer)

/s/ Jennifer Schrader	President and Vice-Chairperson	May 20, 2026
Jennifer Schrader

/s/ William J. Gerber	Director	May 20, 2026
William J. Gerber

/s/ Michael Trzupek	Director	May 20, 2026
Michael Trzupek

/s/ Dan Hansen	Director	May 20, 2026
Dan Hansen

/s/ Lawrence Taylor	Director	May 20, 2026
Lawrence Taylor

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